Exhibit 4.1
Specimen Stock Certificate
NUMBER ____________	SHARES ____________

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA ON JANUARY 9, 2006

Candev Resource Exploration, Inc.
CAPITAL STOCK: 200,000,000 SHARES COMMON STOCK PAR VALUE $.001 FULLY PAID AND NON-ASSESSABLE

THE TRANSFER OF THESE SHARES IS RESTRICTED

This Certifies that __________________________ is the registered holder of _________ Shares of Common Stock of the Capital Stock of Candev Resource Exploration, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal, if adopted, to be hereunto affixed this _____ day of ______________, ________.

President

For Value Received, ___________________________ hereby sell, assign and transfer unto
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE	PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________________________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________, 20_______.

In the presence of:

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.